Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154716) and Form S-8 (Nos. 333-66714, 333-66712, 333-64688, 333-64690, 333-63953, 333-134244, 333-134251, 333-134252, 333-142527, 333-154711 and 333-159971) of Insituform Technologies, Inc. of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

March 1, 2010